SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 11, 2004

COMPUTER PROGRAMS AND SYSTEMS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-49796	74-3032373
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6600 Wall Street, Mobile, Alabama	36695
(Address of Principal Executive Offices)	(Zip Code)

(251) 639-8100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS

Rule 10b5-1 Trading Plan

M. Kenny Muscat, a director of Computer Programs and Systems, Inc. (“CPSI”), has entered into a written trading plan (the “Plan”) relating to future sales of a part of his shares of CPSI common stock. The Plan is intended to comply with Rule 10b5-1 promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended. Mr. Muscat entered into the Plan in order to diversify his financial holdings. The Plan will also enable him to sell shares over a period of time without significantly affecting the market for CPSI common stock. Under the Plan, Mr. Muscat will have no control over the timing of any sales of his CPSI common stock.

The Plan will commence on July 27, 2004 and will expire six months thereafter. During the term of the Plan, the selected broker is authorized to sell up to 104,898 shares of Mr. Muscat’s CPSI common stock at such times as the broker, in its sole discretion, may select in accordance with the terms of the Plan.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTER PROGRAMS AND SYSTEMS, INC.

Date: June 18, 2004	By:	/s/ M. Stephen Walker
M. Stephen Walker
Vice President – Finance and
Chief Financial Officer